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PROXY SERVICES                        [WESTERN UNION LETTERHEAD]
51 MERCEDES WAY
EDGEWOOD, NY  11717


12/27/99  13:41:51



James A Sample
Churchill Communications Corp
Sample Mailgram
B:\8992.ASC 7422 12/27/99 13:36:24
123 Mail Street
Anywhere, NY 12345-1234


                              URGENT MESSAGE

The Annual Meeting of Angeion Corporation will be held on December 31, 1999, only a couple of days away. Your vote is EXTREMELY CRITICAL. Since time is short we have established a method to enable you to vote via Toll-Free telephone today. Please follow the simple instructions below.

       TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY ARE
                      AVAILABLE TO ASSIST YOU NOW!!!

                              INSTRUCTIONS

1. Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8992, Angeion Corporation

3.  State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                   Name:                 < NA.1 >
                   Broker:               < Broker >
                   Control number:      < ControlNum >
                   Number of shares:     < NumShares >

5.  Please tell the operator how you wish to vote on the following proposals.




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PAGE 2                      [WESTERN UNION LETTERHEAD]



                                ANGEION CORPORATION

                           ANNUAL MEETING OF SHAREHOLDERS
                            December 31, 1999 9:00 a.m.
                                Radisson Plaza Hotel
                               35 South Seventh Street
                             Minneapolis, Minnesota  55402


ANGEION CORPORATION                                                       PROXY
7601 Northland Drive Brooklyn Park, Minnesota  55428

This proxy is solicited by the board of directors for use at the Annual Meeting on December 31, 1999.

The shares of Common Stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1,2,3,4,5 and 6.

By signing the proxy, you revoke all prior proxies and appoint James B. Hickey, Jr. will full power of substitution, to vote your shares on the matters shown below and any other matters which may come before the Annual Meeting and all adjournments.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints James B. Hickey, Jr., as a Proxy, with the power to appoint his substitute, and hereby authorizes such Proxy to represent and to vote, as designated below, all the shares of Common Stock of Angeion Corporation (the "Company") held of record by the undersigned on December 1, 1999, at the Annual Meeting of Shareholders to be held on December 31, 1999, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1,2,3,4,5 AND 6.

1. ELECTION OF DIRECTORS. Nominees to the Board of Directors are: Whitney A. McFarlin, Arnold A. Angeloni, Dennis E. Evans, James B. Hickey, Jr.,
    Lyle D. Joyce, M.D., Ph.D., Joseph C. Kiser, M.D., Donald D. Maurer,
    Glen Taylor, and Stephen L. Wilson for a term until the next regular meeting of

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PAGE 3                      [WESTERN UNION LETTERHEAD]


    Shareholders or until their successors are duly elected and qualified.

    / / FOR ALL NOMINEES LISTED ABOVE      / / WITHHOLD AUTHORITY
        (except as marked to the               to vote for all
        contrary below)                        nominees listed above

INSTRUCTION:  (To withhold authority to vote for any individual nominee(s), give that nominee(s) name to the operator.

    In the event a nominee listed above becomes unable to serve by reason of death, incapacity or other unexpected occurrence.

    / / FOR ANOTHER NOMINEE               / / WITHHOLD AUTHORITY
        (to be designated by the              to vote for any other
        Board)                                nominees

2. Proposal to approve the Asset Purchase Agreement dated as of August 2, 1999, by and among the Company, Sanofi-Synthelabo, a societe anonyme organized and existing under the laws of The Republic of France, and ELA Medical, a societe anonyme organized and existing under the laws of the Republic of France and a wholly-owned subsidiary of Sanofi-Synthelabo ("ELA Medical"), pursuant to which the Company has agreed (A) to sell and transfer, and ELA Medical has agreed to purchase and assume, certain of the assets and liabilities of the Company relating to the manufacture and sale of cardiac stimulation and related devices designed and developed by the Company, and (B) to grant ELA Medical a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications to relating to cardiac stimulation devices.

    / / FOR                    / / AGAINST                   / / ABSTAIN


3. Proposal to approve the Settlement, License and Asset Purchase Agreement dated as of September 16, 1999, by and between the Company and Medtronic, Inc. a Delaware corporation ("Medtronic"), pursuant to which the Company has agreed (A) to sell and Medtronic has agreed to purchase certain unfiled patent disclosures of the Company relating to its cardiac


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PAGE 4                      [WESTERN UNION LETTERHEAD]

    stimulation devices, and (B) to grant Medtronic a one-way, non-exclusive, fully paid-up, royalty-free and perpetual worldwide license to its patents and patent applications relating to cardiac stimulation devices.

    / / FOR                    / / AGAINST                   / / ABSTAIN

4. Proposal to approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 7,500,000 to 10,000,000.

    / / FOR                    / / AGAINST                   / / ABSTAIN

5. Proposal to approve amendments to the 1994 Non-Employee Director Plan (the "Director Plan") to (i) extend the Director Plan by five years to October 7, 2004, and (ii) increase the number of shares covered by the Director Plan from 20,000 to 250,000.

    / / FOR                    / / AGAINST                   / / ABSTAIN

6. Proposal to ratify the Board of Directors appointment of KPMG LLP to act as independent auditors of the Company for the fiscal year ending December 31, 1999.

    / / FOR                    / / AGAINST                   / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,3,4,5 AND 6 BY SIGNING AND RETURNING THIS PROXY CARD. THIS PROXY IS AUTHORIZED TO VOTE IN HIS DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please give name to the operator, exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.